Exhibit 99.1

ITW Reports Third Quarter 2017 Results
Delivers strong financial results and raises earnings guidance for 2017

Third-Quarter Highlights:

•	GAAP EPS of $1.85 includes $0.14 benefit from a favorable legal settlement; excluding this item EPS was $1.71, an increase of 14%

•	Total revenue of $3.6 billion, an increase of 4%

•	Operating margin of 26.6% includes 220 basis points benefit from the legal settlement; excluding this item operating margin was 24.4%, an increase of 130 bps

•	Updated 2017 full-year outlook: GAAP EPS of $6.62 to $6.72, an increase of $0.25 at the mid-point

GLENVIEW, Ill., Oct. 23, 2017 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported its third-quarter 2017 results.

Third-quarter revenue grew 4% to $3.6 billion as organic revenue and foreign currency translation each increased revenue by 2% in the quarter. GAAP EPS of $1.85 includes a $0.14 benefit from a previously disclosed favorable legal settlement. Excluding this item, EPS increased 14% to $1.71. Operating margin was 26.6% and includes a 220 basis point benefit from the settlement. Excluding this item, operating margin was 24.4%, an increase of 130 basis points, with enterprise initiatives contributing 110 basis points of margin improvement.

“In the third quarter, the ITW team continued to execute at a high level and, as a result, delivered another quarter of strong financial results,” said E. Scott Santi, Chairman and Chief Executive Officer. “I continue to be very pleased with our progress in positioning the company to leverage ITW’s differentiated business model and high quality diversified business portfolio to deliver consistent top tier performance.”

Organic revenue growth was positive in six of seven segments led by Specialty Products (+5%), Welding (+4%) and Construction (+4%).

As previously disclosed, the company entered into a confidential legal settlement in 2017, resulting in a favorable pre-tax impact of $80 million on the third quarter 2017 results. The following schedule illustrates the impact of this item on the company’s reported third quarter 2017 financial performance.

$ Millions	Q3’16 As Reported	Q3’17 As Reported	Legal Settlement	Q3’17 Ex Settlement	Change year-on-year
Total Revenue	$3,495	$3,615	-	-	+4%
Operating Income	$808	$961	+$80	$881	+9%
Operating Margin	23.1%	26.6%	+220 bps	24.4%	+130 bps
EPS	$1.50	$1.85	+$0.14	$1.71	+14%
After-tax ROIC	23.0%	26.3%	+220 bps	24.1%	+110 bps

Full-Year and Fourth Quarter 2017 Guidance
ITW is raising its 2017 full-year GAAP EPS guidance by $0.25 at the mid-point to a range of $6.62 to $6.72. The company expects full-year organic revenue growth of 2 to 3% and operating margin of approximately 24.5%.

For the fourth quarter 2017, the company expects GAAP EPS to be in the range of $1.55 to $1.65 and organic growth of 2 to 3%.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, operating margin, free cash flow, effective tax rate and after-tax return on invested capital. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.6 billion in 2016. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has more than 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2017	2016	2017	2016
Operating Revenue	$3,615	$3,495	$10,685	$10,200
Cost of revenue	2,094	2,027	6,185	5,890
Selling, administrative, and research and development expenses	589	604	1,795	1,818
Legal settlement (income)	(80)	—	(95)	—
Amortization and impairment of intangible assets	51	56	156	170
Operating Income	961	808	2,644	2,322
Interest expense	(65)	(58)	(194)	(174)
Other income (expense)	10	13	24	34
Income Before Taxes	906	763	2,474	2,182
Income Taxes	266	228	711	654
Net Income	$640	$535	$1,763	$1,528

Net Income Per Share:
Basic	$1.86	$1.51	$5.12	$4.28
Diluted	$1.85	$1.50	$5.07	$4.25

Cash Dividends Per Share:
Paid	$0.65	$0.55	$1.95	$1.65
Declared	$0.78	$0.65	$2.08	$1.75

Shares of Common Stock Outstanding During the Period:
Average	343.4	353.5	344.7	357.3
Average assuming dilution	346.0	355.5	347.5	359.3

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2017	December 31, 2016
Assets
Current Assets:
Cash and equivalents	$2,785	$2,472
Trade receivables	2,672	2,357
Inventories	1,225	1,076
Prepaid expenses and other current assets	230	218
Total current assets	6,912	6,123

Net plant and equipment	1,759	1,652
Goodwill	4,732	4,558
Intangible assets	1,319	1,463
Deferred income taxes	473	449
Other assets	1,119	956
	$16,314	$15,201

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$698	$652
Accounts payable	585	511
Accrued expenses	1,231	1,202
Cash dividends payable	267	226
Income taxes payable	86	169
Total current liabilities	2,867	2,760

Noncurrent Liabilities:
Long-term debt	7,439	7,177
Deferred income taxes	112	134
Other liabilities	870	871
Total noncurrent liabilities	8,421	8,182

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,207	1,188
Retained earnings	20,553	19,505
Common stock held in treasury	(15,336)	(14,638)
Accumulated other comprehensive income (loss)	(1,407)	(1,807)
Noncontrolling interest	3	5
Total stockholders’ equity	5,026	4,259
	$16,314	$15,201

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2017
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$795	$172	21.6%
Food Equipment	549	150	27.3%
Test & Measurement and Electronics	525	127	24.1%
Welding	378	100	26.6%
Polymers & Fluids	434	90	21.0%
Construction Products	440	112	25.4%
Specialty Products	498	138	27.7%
Intersegment	(4)	—	—%
Total Segments	3,615	889	24.6%
Unallocated*	—	72	—%
Total Company	$3,615	$961	26.6%

Nine Months Ended September 30, 2017
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,443	$556	22.7%
Food Equipment	1,575	414	26.3%
Test & Measurement and Electronics	1,524	337	22.1%
Welding	1,150	312	27.2%
Polymers & Fluids	1,297	272	21.0%
Construction Products	1,260	303	24.0%
Specialty Products	1,451	401	27.6%
Intersegment	(15)	—	—%
Total Segments	10,685	2,595	24.3%
Unallocated*	—	49	—%
Total Company	$10,685	$2,644	24.7%

* Unallocated includes the favorable impact from the legal settlement.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2017 vs. Q3 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.3%	(0.4)%	0.8%	3.9%	1.0%	3.5%	4.5%	1.9%
Acquisitions/Divestitures	—%	—%	—%	—%	—%	—%	(1.2)%	(0.2)%
Translation	2.8%	1.5%	1.0%	0.9%	1.6%	2.5%	1.3%	1.8%
Operating Revenue	4.1%	1.1%	1.8%	4.8%	2.6%	6.0%	4.6%	3.5%

Q3 2017 vs. Q3 2016 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	30 bps	—	20 bps	60 bps	20 bps	90 bps	90 bps	50 bps
Changes in Variable Margin & OH Costs	(40) bps	20 bps	240 bps	20 bps	—	40 bps	140 bps	300 bps
Total Organic	(10) bps	20 bps	260 bps	80 bps	20 bps	130 bps	230 bps	350 bps
Acquisitions/Divestitures	—	—	—	—	—	—	30 bps	—
Restructuring/Other	(10) bps	(30) bps	50 bps	(70) bps	(20) bps	150 bps	(100) bps	—
Total Operating Margin Change	(20) bps	(10) bps	310 bps	10 bps	—	280 bps	160 bps	350 bps

Total Operating Margin % *	21.6%	27.3%	24.1%	26.6%	21.0%	25.4%	27.7%	26.6%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	300 bps	40 bps	400 bps	50 bps	120 bps	150 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.10) on GAAP net income diluted earnings per share for the third quarter of 2017.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2017 vs YTD 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	4.7%	0.7%	3.5%	2.2%	0.5%	2.7%	3.1%	2.7%
Acquisitions/Divestitures	12.2%	—%	—%	—%	—%	—%	(1.1)%	2.3%
Translation	—%	(0.9)%	(1.0)%	0.1%	0.5%	0.3%	(0.5)%	(0.2)%
Operating Revenue	16.9%	(0.2)%	2.5%	2.3%	1.0%	3.0%	1.5%	4.8%

YTD 2017 vs.YTD 2016 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	80 bps	20 bps	110 bps	40 bps	10 bps	70 bps	70 bps	50 bps
Changes in Variable Margin & OH Costs	(50) bps	20 bps	230 bps	80 bps	70 bps	—	100 bps	180 bps
Total Organic	30 bps	40 bps	340 bps	120 bps	80 bps	70 bps	170 bps	230 bps
Acquisitions/Divestitures	(160) bps	—	—	—	—	—	30 bps	(40) bps
Restructuring/Other	(50) bps	20 bps	30 bps	90 bps	(50) bps	60 bps	(50) bps	—
Total Operating Margin Change	(180) bps	60 bps	370 bps	210 bps	30 bps	130 bps	150 bps	190 bps

Total Operating Margin % *	22.7%	26.3%	22.1%	27.2%	21.0%	24.0%	27.6%	24.7%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	60 bps	80 bps	320 bps	40 bps	410 bps	60 bps	130 bps	160 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.31) on GAAP net income diluted earnings per share for the first nine months of 2017.

Full Year 2016 vs Full Year 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.1%	2.8%	1.8%	(9.1)%	1.3%	3.0%	1.2%	1.2%
Acquisitions/Divestitures	9.7%	—%	—%	—%	(0.2)%	(0.2)%	(0.1)%	1.7%
Translation	(1.5)%	(2.1)%	(1.5)%	(0.9)%	(2.3)%	(1.4)%	(1.1)%	(1.5)%
Operating Revenue	13.3%	0.7%	0.3%	(10.0)%	(1.2)%	1.4%	—%	1.4%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			December 31,
Dollars in millions	2017		2016	2016
Operating income	$961		$808	$3,064
Tax rate	29.3%		30.0%	30.0%
Income taxes	(282)		(243)	(919)
Operating income after taxes	$679		$565	$2,145

Invested capital:
Trade receivables	$2,672		$2,496	$2,357
Inventories	1,225		1,167	1,076
Net plant and equipment	1,759		1,702	1,652
Goodwill and intangible assets	6,051		6,191	6,021
Accounts payable and accrued expenses	(1,816)		(1,762)	(1,713)
Other, net	487		393	223
Total invested capital	$10,378		$10,187	$9,616

Average invested capital	$10,354		$9,973	$9,780
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	—		(116)	(91)
Adjusted average invested capital	$10,354		$9,857	$9,689
Adjusted return on average invested capital	26.3%	*	23.0%	22.1%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Dollars in millions	2017		2016	2017	2016
Net cash provided by operating activities	$780		$624	$1,707	$1,638
Less: Additions to plant and equipment	(78)		(81)	(219)	(202)
Free cash flow	$702	*	$543	$1,488	$1,436

Net income	$640		$535	$1,763	$1,528
Free cash flow to net income conversion rate	110%	*	101%	84%	94%

* Excluding the impact of the confidential legal settlement in 2017, ROIC would have been 24.1% and free cash flow would have been $637 million (or 108% of net income) for the three months ended September 30, 2017.